UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 8, 2019 (April 3, 2019)

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel	12000
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm

On April 3, 2019, On Track Innovations Ltd. (the “Company”), decided not to re-appoint Somekh Chaikin, a member of KPMG International (“Somekh Chaikin”) as the Company’s independent registered public accounting firm. The dismissal of Somekh Chaikin was approved by the Audit Committee of the board of directors of the Company (the “Audit Committee”), without conducting a hearing to Somekh Chaikin, who waived this right granted to them under the Israeli Companies Law of 1999 (the “Companies Law”).

Under the Companies Law, the Company’s shareholders annually approve the Audit Committee’s and the board of directors’ recommendation of the independent registered accounting firm appointment.

The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018, including the financial statements audited by Somekh Chaikin, was filed with the Securities and Exchange Commission on March 25, 2019 and, thus, Somekh Chaikin has concluded its required services to the Company for fiscal 2018.

Somekh Chaikin’s report on the Company’s financial statements for the fiscal year ended December 31, 2018 contained no adverse opinion or a disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principle.

During the two most recent fiscal years ended December 31, 2018 and the subsequent interim period through April 3, 2019, there were no (i) disagreements with Somekh Chaikin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements if not resolved to the satisfaction of Somekh Chaikin, would have caused Somekh Chaikin to make reference thereto in their report on the financial statements for such years, or (ii) reportable events (as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

The Company has provided Somekh Chaikin with a copy of the disclosures made herein and has requested that Somekh Chaikin furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of Somekh Chaikin’s letter is included as Exhibit 16.1 to this Form 8-K.

(b)	Appointment of New Independent Registered Public Accounting Firm

On April 3, 2019 and April 4, 2019, the Audit Committee and the board of directors, respectively, recommended to appoint Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited (“PwC”), subject to the approval of the Company’s shareholders, as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Under the Companies Law, the Audit Committee’s and the board of directors’ recommendation regarding the appointment of the Company’s independent registered accounting firm is subject to shareholder approval and therefore will be presented to the shareholders for a vote at the Company’s next annual general meeting, which is scheduled to be held on May 14, 2019.

During the fiscal years ended December 31, 2018 and December 31, 2017 and the subsequent interim period through April 3, 2019, the Company has not consulted with PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor was oral advice provided that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter of Somekh Chaikin, a member of KPMG International dated April 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: April 8, 2019	By:	/s/ Shlomi Cohen
	Name:	Shlomi Cohen
	Title:	Chief Executive Officer

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